UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2014

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in a press release dated August 13, 2014 that Kindred Biosciences, Inc. (“Kindred”) attached as an exhibit to its Current Report on Form 8-K that was furnished to the Securities and Exchange Commission on August 13, 2014, Stephen S. Galliker advised Kindred of his intention to retire from his position as Kindred’s Chief Financial Officer. Mr. Galliker retired from his position effective August 29, 2014.
Kindred and Mr. Galliker have entered into a Consulting Agreement dated as of September 1, 2014 pursuant to which Mr. Galliker has agreed to provide consulting services to Kindred relating to Kindred’s financial strategy, SEC filing obligations and investor relations. Kindred will compensate Mr. Galliker at the rate of $5,000 per month (the “Base Rate”) for up to 20 hours of services per month and $250 per hour for services beyond 20 hours in a given month during the during the first 12 months of the agreement. After the first 12 months of the agreement, Kindred will compensate Mr. Galliker at the rate of $250 per hour of services without application of the Base Rate. The agreement also provides that the maximum number of hours of services per month shall not exceed 80 hours and that the maximum amount to be paid by Kindred during the term of the agreement will not exceed $200,000 in total. The initial term of the agreement is 24 months, and the term of the agreement may be extended with the written consent of both parties.
Item 8.01. Other Events.
On September 3, 2014, Kindred announced that its annual meeting of stockholders (the “2014 Annual Meeting”) will be held on Monday, December 1, 2014, at 9:00 a.m. Pacific Standard Time, at the Bay Landing Hotel, 1550 Bayshore Highway, Burlingame, California 94010. Holders of record at the close of business on October 6, 2014 will be entitled to vote at the meeting.
Any stockholder seeking to bring business before the 2014 Annual Meeting or to nominate a director must provide timely notice, as set forth in Kindred’s Amended and Restated Bylaws. Specifically, written notice of any proposed business or nomination must be delivered to, or mailed and received at, Kindred’s principal executive offices no later than the close of business on September 13, 2014 (which is the tenth day following the first public announcement of the date of the 2014 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Amended and Restated Bylaws.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: September 3, 2014	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

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